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                                                                    Exhibit 99.3

              CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

            The undersigned securities dealer, commercial bank, broker, trust company or other nominee holder of Rights (as defined below) hereby certifies that it is the holder of record of ___________ shares of Common Stock, par value $.01 per share (the "Common Stock"), of Chartwell Leisure Inc., a Delaware corporation (the "Company"), on behalf of certain beneficial owners as of the close of business on February __, 1997, the record date for the offering (the "Record Date") of up to 2,413,356 shares of Common Stock pursuant to transferable subscription rights ("Rights"), as described in the Company's Prospectus dated February __, 1997, a copy of which the undersigned has received.

            The undersigned further certifies that ________________ beneficial owners on whose behalf it held, as of the close of business on the Record Date, _______________ shares of Common Stock registered in the name of the undersigned, are each entitled to one additional Right as the Company has agreed that, in lieu of fractional Rights, the number of Rights to which a beneficial owner would otherwise be entitled will be rounded up to the next whole number and, accordingly, the undersigned requests that a Subscription Certificate evidencing ______________ additional Rights be issued to it. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing and acknowledges that the Subscription Agent must receive this Certification and Request for Additional Rights, properly completed, no later than 5:00 p.m., New York City Time, on March __, 1997, after which time no new Subscription Certificates will be issued.



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                                        Name of Record Date Holder

                                        By:
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                                        Name:
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                                        Title:
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                                        Address:
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                                        Telephone Number:
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                                        DTC Participant Number:
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                                        Dated:_________________, 1997